UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
First Consulting Group, Inc.
(Name of Registrant as Specified in its Charter)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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Filed by First Consulting Group, Inc. Pursuant to Rule 14a-6(b)
Under the Securities Exchange Act of 1934
Subject Company: First Consulting Group, Inc.
Commission File No.: 000-23651
This filing relates to the proposed acquisition of First Consulting Group, Inc. (“FCG”) by Computer Sciences Corporation (“CSC”) pursuant to the terms of an Agreement and Plan of Merger, dated as of October 30, 2007 by and among FCG, LB Acquisition Corp. and CSC. The Agreement and Plan of Merger is on file with the Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K filed by FCG on October 31, 2007 and is incorporated by reference into this filing.
FCG will be issuing the following press release on January 8, 2008:
FIRST CONSULTING GROUP PREVAILS AT COURT HEARING
Special Meeting of Stockholders To Proceed As Scheduled on January 10, 2008
Long Beach, Calif. – January 8, 2008 – First Consulting Group, Inc. (NASDAQ: FCGI) today announced that the Superior Court for the State of California, County of Los Angeles has denied a motion for preliminary injunction seeking to enjoin FCG’s special meeting of stockholders to vote on its proposed merger with Computer Sciences Corporation (NYSE: CSC). The motion and ruling were made as part of the class action lawsuit In Re First Consulting Group, Inc. Shareholder Litigation, which was consolidated from two previously announced lawsuits titled Teitelbaum v. First Consulting Group, Inc., et al., and Discovery Partners v. Aprahamian, et al.
As a result of the ruling, FCG’s special meeting will proceed as scheduled on January 10, 2008 at 10:00 a.m., Pacific time, at the Hilton Long Beach and Executive Meeting Center, 701 West Ocean Boulevard, Long Beach, California.
About FCG
FCG is a leading provider of outsourcing, consulting, systems implementation and integration services and proprietary software products for healthcare, pharmaceutical, and other life sciences organizations throughout North America, Europe and Asia. Through combinations of onsite, offsite and offshore outsourced services, FCG provides low-cost, high-quality offerings to improve its clients’ performance. The firm’s consulting and integration services and proprietary software products increase clients’ operations effectiveness with and through information technology, resulting in reduced costs, improved customer service, enhanced quality of patient care, and more rapid introduction of new pharmaceutical compounds. For more information about FCG, visit www.fcg.com or call 800-345-0957.
Forward-Looking Statements
This release contains forward-looking statements, including those regarding the expected merger with CSC. These forward-looking statements involve known and unknown risks which may cause actual results and performance to be materially different from the future results and performance stated or implied by the forward-looking statements. Some of the risks that should be considered include whether the merger with CSC will be consummated and other factors referenced in FCG’s most recent Forms 10-K, 10-Q and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included in this release, the inclusion of such information should not be regarded as a representation by FCG or any other person that FCG’s objectives or plans will be achieved. FCG undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Proxy Solicitation Disclosure
A special meeting of FCG stockholders will be held on January 10, 2008 to obtain stockholder approval of the proposed merger with CSC. FCG has filed with the Securities and Exchange Commission and distributed to its stockholders a definitive proxy statement and other relevant documents in connection with the special stockholder meeting for the proposed merger. FCG stockholders are urged to read the definitive proxy statement and other relevant materials because they contain important information about FCG, CSC and the proposed transaction. Investors may obtain a free copy of these materials and other documents filed by FCG with the Securities and Exchange Commission at the SEC’s website at www.sec.gov, at FCG’s website at www.fcg.com or by sending a written request to FCG at First Consulting Group, Inc., 111 West Ocean Boulevard, 4th Floor, Long Beach, California 90802, Attention: Corporate Secretary.
FCG and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of FCG’s stockholders in connection with the proposed transaction will be set forth in FCG’s proxy statement for its special meeting. Additional information regarding these individuals and any interest they have in the proposed transaction will be set forth in the definitive proxy statement when it is filed with the SEC.